As filed with the Securities and Exchange Commission on July 27, 2011
Registration No. 333-156928

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

 OMAGINE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	9995	20-2876380
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, Suite 1103
New York, New York 10118
(212) 563-4141

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Frank J. Drohan, Chief Executive Officer and Chief Financial Officer
Omagine, Inc.
350 Fifth Avenue, Suite 1103
New York, New York 10118
(212) 563-4141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Michael Ference, Esq.
David Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

Not Applicable .

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of Shares of Common Stock

Pursuant to the terms of a Standby Equity Distribution Agreement between the Company and YA Global Investments, L.P. (“YA”) dated December 22, 2008 (the “SEDA”), Omagine, Inc. (the “Company) filed a Registration Statement (the “Registration Statement”) on Form S-1 (Commission File No. 333-156928), which was declared effective by the Securities and Exchange Commission on May 1, 2009, pursuant to which 12,729,148 shares (the “Shares”) of the Company’s Common Stock were registered. The SEDA has expired pursuant to its terms and the Company hereby amends the Registration Statement to deregister a total of 6,184,765 of the Shares which were not sold to YA under the SEDA.

On December 30, 2009, the Company effected a 1-for-100 reverse split of its Common Stock (“Reverse Split “) followed immediately by a 20-for-1 forward split of its Common Stock (“Forward Split “) (collectively, the “Stock Splits”). All share amounts mentioned herein do not give effect to the Stock Splits.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on July 27, 2011.

OMAGINE, INC.
A Delaware corporation

By:	/s/ Frank J. Drohan
Frank J. Drohan
Its:	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)

In accordance with the requirements of the Securities Act, this post-effective amendment to the Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank J. Drohan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)	July 27, 2011
Frank J. Drohan

/s/ Charles P. Kuczynski	Vice-President, Secretary and Director	July 27, 2011
Charles P. Kuczynski

/s/ Salvatore J. Bucchere*	Director	July 27, 2011
Salvatore J. Bucchere

/s/ Kevin O’C. Green*	Director	July 27, 2011
Kevin O’C. Green

/s/ Louis J. Lombardo*	Director	July 27, 2011
Louis J. Lombardo

*By_/s/ Frank J. Drohan	Attorney-in-fact	July 27, 2011
Frank J. Drohan

4